UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

ISS recommends for majority of

Norfolk Southern board nominees

Endorses Alan Shaw’s leadership and reflects support for company’s strategy

Recommendation against Jim Barber makes clear that management change is unwarranted

Recommendation overlooks the significant expertise and valuable skill sets of nominees Amy Miles, Mary Kathryn “Heidi” Heitkamp, Thomas Kelleher, Jennifer Scanlon, and John Thompson

Norfolk Southern urges shareholders to vote “FOR” ONLY Norfolk Southern’s 13 highly qualified nominees on the WHITE proxy card today

ATLANTA, April 30, 2024 – Norfolk Southern Corporation (NYSE: NSC) Tuesday announced that Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, has recommended shareholders support a majority of its director nominees, reflecting a clear endorsement of the company’s management and strategy. This comes ahead of the company’s Annual Meeting of Shareholders to be held on May 9, 2024:

ISS’s recommendation in favor of a majority of our director nominees underscores the strength and effectiveness of our board, and the ongoing and effective execution of the company’s strategy. Specifically, ISS acknowledges that, “[t]he prevailing strategy appears to be logical, particularly when considered alongside evolving views on rail service...”1

Under Alan’s leadership, Norfolk Southern is accelerating a strategy that balances service, productivity, and growth, with safety at its core, and will deliver top-tier revenue and earnings growth with industry-competitive margins. At this critical point in Norfolk Southern’s transformation, replacing members of our board with Ancora’s inferior nominees would impede this progress, introduce significant risk, and ultimately destroy long-term shareholder value.

ISS’s recommendation against Jim Barber is a clear indication that a change in management is not warranted, and further, adding him to the board may create an unfavorable dynamic in the boardroom that would impede the Company’s progress and momentum.

[1]	Permission to use quotations was neither sought nor obtained.

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All of Norfolk Southern’s director nominees collectively add a wealth of highly relevant experience in the railway and transportation sectors, and important operations, safety, sustainability, risk management, and government regulation expertise. Our highly engaged board is fit-for-purpose to oversee the execution of Norfolk Southern’s balanced strategy, enhance safety and operational performance, and drive smart and sustainable long-term growth for our shareholders.

While ISS has recognized the strengths of our crisis-tested CEO Alan Shaw, along with independent directors John Huffard, Claude Mongeau, Richard Anderson, Philip Davidson, Francesca DeBiase, Marcela Donadio, and Christopher Jones – we disagree with ISS’s recommendation as it relates to certain members of Ancora’s slate.

The ISS recommendation relating to Ancora’s nominees jeopardizes the election of Norfolk Southern’s board candidates who are critical to the effective oversight of the company, including Amy Miles, Heidi Heitkamp, Thomas Kelleher, Jennifer Scanlon, and John Thompson. Specifically, our company and shareholders could be deprived of necessary expertise from:

Amy Miles (Board Chair)

•	Extensive governance experience and successful track record as a corporate executive and director of multiple large public companies

•	Valuable experience driving operational efficiencies, investing in customer experience-related infrastructure, marketing, and expanding organizational capabilities

•	Led efforts to enhance shareholder engagement, board composition, and oversight of management

Heidi Heitkamp

•	Significant public sector experience as a United States Senator, state Attorney General, and rail safety advocate

•	Strong relationships across the safety, rail, and agriculture industries, including key Norfolk Southern customers

Thomas Kelleher (Finance and Risk Management Committee Chair)

•

Extensive experience as a senior executive of several global financial institutions, uniquely positioning him to advise Norfolk Southern on governance, financial, strategic planning, and risk management matters

•	Successfully navigated Morgan Stanley through the global financial crisis and other industry challenges

Jennifer Scanlon (Governance and Nominating Committee Chair)

•

Significant executive and board experience in the product safety testing and manufacturing industries; CEO of a safety focused company, she brings important expertise with respect to safety and governance matters

•	Provides valuable insights into safety, strategic planning, IT, governance, operations, environmental, and transportation matters

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John Thompson (Human Capital Management and Compensation Committee Chair)

•	Over a decade of public company board experience, serving on several committees overseeing audit, compensation and governance matters

•	Valuable insights into governmental and stakeholder relations, strategic planning, compensation, marketing, and IT

We strongly urge all Norfolk Southern shareholders to protect the value of their investment and support our momentum towards a more productive, resilient, and efficient railroad by voting in favor of only our 13 highly qualified, independent director nominees.

Your Vote is Important

Norfolk Southern believes all of its 13 nominees are uniquely qualified to oversee the company’s strategy, drive long-term shareholder value, and hold management accountable. Norfolk Southern strongly urges shareholders to protect their investment by VOTING the WHITE proxy card “FOR” ONLY Norfolk Southern’s 13 nominees.

Please simply DISCARD any Blue proxy card you may receive from Ancora. If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the company’s WHITE proxy card. Only your latest-dated vote will count!

To learn more, visit VoteNorfolkSouthern.com.

If you have any questions or require any assistance with respect to voting your shares,

please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 750-9496 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

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Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

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Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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